Exhibit 99.1

AMERICAN MORTGAGE ACCEPTANCE COMPANY CLOSES FIRST

COLLATERALIZED DEBT OBLIGATION ISSUANCE

NEW YORK, NY – November 17, 2006 – American Mortgage Acceptance Company (AMEX:AMC) (“AMAC or the “Company”) today announced that its subsidiary, AMAC CDO Funding I (the “Issuer”), closed its first commercial real estate collateralized debt obligation (“CDO”) offering, issuing approximately $362 million in aggregate principal amount of non-recourse CDO notes (the “Notes”).

Collateral for the Notes consists of an approximate $400 million portfolio of multifamily and commercial real estate loans and investments, including first mortgage loans, subordinate participation interests in mortgage loans and mezzanine loans. At least 80% of the assets in the collateral portfolio are first mortgages or A-Notes. AMAC’s external advisor, CharterMac AMI Associates, Inc., and other subsidiaries of CharterMac originated all of the loans or investments comprising the collateral. CharterMac AMI is also acting as Collateral Manager for the CDO.

A subsidiary of AMAC retained all of the below investment grade rated securities and the preferred shares of the Issuer for a total investment of $38 million. The securities rated “BBB-”and above, totaling $362 million were privately placed and issued to third-party investors. Approximately 76%, or $304 million, of the total capital structure is rated AAA/Aaa/AAA. The CDO provides for a 120-day ramp up period and a 5-year reinvestment period. At closing, $383 million, or 95.8%, of the $400 million in assets have been closed into the portfolio. Prior to closing, the Issuer entered into a forward-starting interest rate swap, which hedges the mismatch between the fixed rate collateral in the pool and the floating rate Notes. Throughout the ramp-up period, the Issuer will continue to enter into additional interest rate swaps to hedge the incremental interest rate mismatch.

AMAC will account for the transaction as a financing and record on its balance sheet all of the collateral as assets and all of the Notes sold as liabilities. Proceeds from the issuance were used primarily to repay amounts due under a repurchase facility with respect to the collateral.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering, which has been completed, was made only by means of an offering memorandum. The Notes will not be registered under the Securities Act or applicable state securities laws, and were offered by the initial purchasers only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, the Notes cannot be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in AMAC's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission and include, among others, risks of investing in uninsured and non-investment grade mortgage assets and subordinated Commercial Mortgage-Backed Securities (“CMBS”); competition in acquiring desirable investments; interest rate fluctuations; risks associated with hedging transactions, which can limit gains and increase exposure to loss; risks associated with investments in real estate generally and the properties which secure many of our investments; general economic conditions, particularly as they affect the value of our assets and the credit status of our borrowers; dependence on our external Advisor for all services necessary for our operations; conflicts which may arise among us and other entities affiliated with our Advisor which have similar investment policies to ours; risks associated with the repurchase agreements we utilize to finance our investments and the availability of financing generally; and risks associated with our contemplated CDO transactions, which include, but are not limited to, the inability to acquire eligible investments for a CDO issuance and the inability to find suitable replacement investments in collateralized debt obligations with reinvestment periods. Such forward-looking statements speak only as of the date of this document. AMAC expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in AMAC's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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